Endwave Reports Second Quarter 2007 Financial Results

      SAN JOSE, Calif., July 24 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of high frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its second quarter of 2007, which ended on June 30, 2007.

      Revenues were $13.5 million for the second quarter of 2007, compared with $16.3 million for the second quarter of 2006 and $14.8 million for the first quarter of 2007. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the second quarter of 2007 was $1.9 million, or $0.16 per share, compared with net loss for the second quarter of 2006 of $207,000, or $0.02 per share, and net loss for the first quarter of 2007 of $780,000, or $0.07 per share.

      Non-GAAP net loss for the second quarter of 2007 was $489,000, or $0.04 per share, compared with non-GAAP net income for the second quarter of 2006 of $915,000, or $0.07 per diluted share, and non-GAAP net income for the first quarter of 2007 of $214,000, or $0.01 per diluted share. For the second quarter of 2007, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $1.1 million and amortization of intangible assets of $270,000. For the second quarter of 2006, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $972,000 and amortization of intangible assets of $150,000. For the first quarter of 2007, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $842,000 and amortization of intangible assets of $152,000.

      Cash, cash equivalents and investments as of June 30, 2007 were $64.7 million, compared with $66.7 million at March 31, 2007.

      "As expected, our revenues from the former Siemens product lines were reduced from prior quarters, impacting our financial performance. Though this reduction affects our overall business in the short term, our long-term view is quite positive given our technology base, customer relationships and financial strength," said Ed Keible, Endwave's President and Chief Executive Officer. "In addition to our normal business activities during the quarter, we were able to close our acquisition of ALC Microwave. We also entered into settlement and registration rights agreements with the receiver of the Wood River funds."

      Conference Call

      Endwave Corporation will hold a conference call to discuss the Company's financial results today at 1:30 p.m. Pacific Time. Investors are invited to participate in the conference call by dialing 913-981-5543 (Pass code: Endwave) by 1:20 p.m. PT on July 24. Starting approximately one hour after the completion of the live call, a replay will also be available until July 27. To access the recording, dial (719) 457-0820 (Pass code: 3945110). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the Company's Web site. The webcast replay will be available for 90 days.

      About Endwave

      Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 42 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; El Dorado Hills, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the Company can be accessed from the Company's web site at www.endwave.com.

      Use of Non-GAAP Financial Information

      To supplement the Company's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures may include gross margin, net income (loss) and net income
(loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the Company's current financial performance and the Company's prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

      "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

      This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers' abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K, and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

Contact:
Mary McGowan
Summit IR Group Inc.
Phone: 408-404-5401
mary@summitirgroup.com

                          - Financial Tables Attached -

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                           June 30, 2007      December 31, 2006
Assets
Current assets
Cash and cash equivalents                                      $   24,046            $   26,176
Short-term investments                                             30,613                41,411
Accounts receivables, net                                           9,368                 8,713
Inventories                                                        12,707                17,127
Other current assets                                                  942                   640
Total current assets                                               77,676                94,067
Long-term investments                                              10,075                    --
Property and equipment, net                                         2,945                 2,024
Other assets                                                          236                   110
Restricted cash                                                        25                   261
Goodwill and intangible assets, net                                 8,102                 4,191
Total assets                                                   $   99,059            $  100,653

Liabilities and stockholders' equity Current liabilities:
Accounts payable                                               $    3,088            $    4,280
Accrued warranty                                                    2,804                 2,928
Accrued compensation                                                1,992                 2,652
Other current liabilities                                           1,808                 1,164
Total current liabilities                                           9,692                11,024

Other long-term liabilities                                           153                   231
Total stockholders' equity                                         89,214                89,398
Total liabilities and stockholders'
 equity                                                        $   99,059            $  100,653

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)
                                   (unaudited)

                                       Three months ended                     Six months ended
                                   June 30,           June 30,           June 30,           June 30,
                                     2007               2006               2007               2006
Total revenues                  $     13,539       $     16,326       $     28,290       $     30,072
Costs and expenses:
Cost of product revenues              10,208             11,434             20,828             21,430
Cost of product revenues,
 amortization of
 intangible assets                       137                111                250                224
Research and development               2,709              2,111              5,114              4,190
Selling, general and
 administrative                        3,280              3,534              6,479              6,492
Amortization of intangible
 assets                                  133                 39                172                 78
Total costs and expenses              16,467             17,229             32,843             32,414
Loss from operations                  (2,928)              (903)            (4,553)            (2,342)
Interest and other income,
 net                                   1,021                696              1,866                957
Net loss                        $     (1,907)      $       (207)      $     (2,687)      $     (1,385)
Basic and diluted net loss
 per share                      $      (0.16)      $      (0.02)      $      (0.23)      $      (0.12)
Weighted shares used in
 per share calculation            11,601,642         11,410,087         11,575,716         11,387,384

        NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1) (in
                 thousands, except share and per share amounts)
                                   (unaudited)

                                       Three months ended                    Six months ended
                                   June 30,           June 30,          June 30,           June 30,
                                     2007               2006              2007               2006
Total revenues                  $     13,539       $     16,326      $     28,290       $     30,072
Costs and expenses:
Cost of product revenues              10,018             11,308            20,533             21,216
Research and development               2,478              1,951             4,732              3,910
Sales, general and
 administrative                        2,553              2,848             5,166              5,300
Total costs and expenses              15,049             16,107            30,431             30,426
Income (loss) from
 operations                           (1,510)               219            (2,141)              (354)
Interest and other income,
 net                                   1,021                696             1,866                957
Net income (loss)               $       (489)      $        915      $       (275)      $        603
Basic net income (loss)
 per share                      $      (0.04)      $       0.08      $      (0.02)      $       0.05
Diluted net income (loss)
 per share                      $      (0.04)      $       0.07      $      (0.02)      $       0.05
Weighted average shares
 used in basic per share
 calculation                      11,601,642         11,410,087        11,575,716         11,387,384
Weighted average shares
 used in diluted per share
 calculation                      11,601,642         14,048,008        11,575,716         12,859,352

Basis of presentation:

      (1) Non-GAAP operating results exclude amortization of intangible assets and non-cash stock compensation expense.

                    GAAP TO NON-GAAP NET LOSS RECONCILIATION
                                 (in thousands)
                                   (unaudited)

                                              Three months ended          Six months ended
                                            June 30,      June 30,      June 30,      June 30,
                                              2007          2006          2007          2006
GAAP net income (loss)                     $  (1,907)    $    (207)    $  (2,687)    $  (1,385)
Cost of product revenues,
 amortization of intangible assets               137           111           250           224
Cost of product revenues, stock-based
 compensation expense                            190           126           295           214
Amortization of intangible assets                133            39           172            78
Research and development, stock-based
 compensation expense                            231           160           382           280
Selling, general and administrative,
 stock-based compensation expense                727           686         1,313         1,192
Non-GAAP net income (loss)                 $    (489)    $     915     $    (275)    $     603

SOURCE Endwave Corporation